EXHIBIT 21

LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.
(the “Company”)

Name of Entity	Jurisdiction
International Flavors & Fragrances S.R.L.	Argentina
Bush Boake Allen Australia Pty Ltd	Australia
IFF Australia Holdings Pty Ltd	Australia
International Flavours & Fragrances (Australia) Pty Ltd	Australia
Lucas Meyer Cosmetics Australia Pty Ltd	Australia
Southern Cross Botanicals Pty Ltd	Australia
Alva Insurance Ltd	Bermuda
IFF Essências e Fragrâncias Ltda.	Brazil
Bush Boake Allen do Brasil Indústria e Comércio Ltda.	Brazil
International Flavors & Fragrances (Canada) Ltd.	Canada
Lucas Meyer Cosmetics Canada Inc.	Canada
Bush Boake Allen Chile S.A.	Chile
IFF Sabores y Fragancias de Chile Ltda.	Chile
International Flavors & Fragrances I.F.F. (Chile) Limitada	Chile
International Flavors & Fragrances (Hangzhou) Co., Ltd.[1]	China
IFF Flavors & Fragrances (Hangzhou) Trading Co., Ltd.	China
International Flavors & Fragrances (Zhejiang) Co., Ltd.	China
International Flavors & Fragrances (China) Ltd.	China
Sabores y Fragancias S.A.	Colombia
MISR Company for Aromatic products (S.A.E.)	Egypt
A. Boake, Roberts And Company (Holding), Limited	England
International Flavours & Fragrances (CIL) Limited	England
Bush Boake Allen Enterprises Limited	England
Bush Boake Allen Limited	England
Bush Boake Allen (Pension Trustees) Limited	England
Bush Boake Allen Pension Investments Limited	England
Bush Boake Allen Holdings (U.K.) Limited	England
IFF Augusta Limited	England
IFF Augusta II Limited	England
International Flavours & Fragrances (GB) Holdings Limited	England
International Flavours & Fragrances I.F.F. (Great Britain) Limited	England
Southern Cross Botanicals UK Limited	England
International Flavors & Fragrances - I.F.F. (France)	France
International Flavors & Fragrances France Holding I2	France
International Flavors & Fragrances France Holding II	France
International Flavors & Fragrances France Holding III	France
Lucas Meyer Cosmetics	France
Institut Européen de Biologie Cellulaire	France

International Flavors & Fragrances IFF (Deutschland) GmbH	Germany
IFF Worldwide (Gibraltar) Limited	Gibraltar
IFF (Gibraltar) Holdings	Gibraltar
International Flavors & Fragrances (Hong Kong) Limited	Hong Kong
Essence Scientific Research Private Limited	India
Fragrance Holdings Private Limited	India
International Flavours & Fragrances India Private Limited[3]	India
P.T. Essence Indonesia	Indonesia
IFF Capital Services	Ireland
IFF Financial Services	Ireland
Irish Flavours and Fragrances Limited	Ireland
Aromatics Holdings Limited	Ireland
International Flavors & Fragrances Irish Acquisition Company Limited	Ireland
Aromor Flavors and Fragrances Ltd.	Israel
BKF Vision Ltd	Israel
K-Vision Consulting and Investments Ltd	Israel
M.P. Equity Holdings Ltd	Israel
International Flavors and Fragrances I.F.F. (Israel) Ltd.	Israel
International Flavors e Fragrances IFF (Italia) S.r.l.	Italy
International Flavors & Fragrances (Japan) Ltd.	Japan
IFF (Korea) Inc.	Korea
IFF (Gibraltar) Holdings (Luxembourg) S.C.S.	Luxembourg
International Flavors & Fragrances (Luxembourg) S.à r.l.	Luxembourg
International Flavors & Fragrances Ardenne S.à r.l.	Luxembourg
International Flavours & Fragrances (Mauritius) Ltd	Mauritius
Bush Boake Allen Controladora, S.A. de C.V.	Mexico
IFF Mexico Manufactura, S.A. de C.V.	Mexico
International Flavors & Fragrances (Mexico), S. de R.L. de C.V.	Mexico
Bush Boake Allen Benelux B.V.	Netherlands
International Flavors & Fragrances (Nederland) Holding B.V.	Netherlands
International Flavors & Fragrances I.F.F. (Nederland) B.V.	Netherlands
IFF Luxar C.V.	Netherlands
International Flavours & Fragrances (NZ) Limited	New Zealand
Bush Boake Allen (New Zealand) Limited	New Zealand
International Flavors & Fragrances (Philippines), Inc.	Philippines
International Flavors & Fragrances (Poland) Sp. z o.o.	Poland
International Flavors & Fragrances (Greater Asia) Pte. Ltd	Singapore
International Flavors & Fragrances (Asia Pacific) Pte Ltd	Singapore
Lucas Meyer Cosmetics Asia Pte. Ltd.	Singapore
International Flavors and Fragrances IFF (South Africa)	South Africa
International Flavors & Fragrances I.F.F. (España), S.A.	Spain
IFF Latin American Holdings (España), S.L.	Spain
IFF Benicarló, S.L.	Spain

International Flavors & Fragrances I.F.F. (Norden) Aktiebolag	Sweden
International Flavors & Fragrances I.F.F. (Schweiz) AG	Switzerland
International Flavours & Fragrances (Thailand) Limited	Thailand
IFF Aroma Esans Sanayi Ve Ticaret Anonim Şirketi	Turkey
IFF Turkey Aroma Ve Esans Ürünleri Satiş Ticaret Anonim Şirketi	Turkey
International Flavors & Fragrances (Middle East) FZ-LLC	United Arab Emirates
International Flavours & Fragrances (Vietnam) Limited Liability Company	Vietnam
Bush Boake Allen Zimbabwe (Private) Limited	Zimbabwe
International Flavors & Fragrances (Zimbabwe) (Private) Ltd.	Zimbabwe
Aromor Flavors and Fragrances Inc.	Delaware
Asian Investments, Inc.	Delaware
Fragrance Ingredients Holdings Inc.	Delaware
IFF Augusta Holdings LLC	Delaware
IFF Chemical Holdings Inc.	Delaware
IFF Delaware Holdings, LLC	Delaware
International Flavors & Fragrances (Caribe) Inc.	Delaware
Lucas Meyer Cosmetics USA, Inc.	Delaware
HHO Trading, Inc.	Nevada
IFF International Inc.	New York
van Ameringen-Haebler, Inc.	New York
Henry H. Ottens Manufacturing Co., Inc.	Pennsylvania
Bush Boake Allen Inc.	Virginia

The companies listed above constitute all subsidiaries of the Company as of December 31, 2015.  Except as otherwise indicated, such subsidiaries are wholly owned, directly or indirectly, by the Company.

1 90% of the voting stock of International Flavors & Fragrances (Hangzhou) Co., Ltd. is owned indirectly by the Company.
2 98.32% of the voting stock of International Flavors & Fragrances France Holding I is owned indirectly by the Company.
3 93.36% of the voting stock of International Flavours & Fragrances India Private Limited is owned indirectly by the Company.

3